                                                                     EXHIBIT 4.9


                     FORM OF PREFERRED SECURITY CERTIFICATE


                           [FORM OF FACE OF SECURITY]



                  THIS PREFERRED SECURITY IS A GLOBAL PREFERRED SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                  UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                     $----------
Certificate Number                                         Aggregate Liquidation
                                                    Amount of Capital Securities

                                                           CUSIP NO.
                                                                    -----------


                   Certificate Evidencing Preferred Securities

                                       of

                               EBI CAPITAL TRUST I

                   _____% Cumulative Trust Preferred Security
               (liquidation amount $25.00 per Preferred Security)

                  EBI CAPITAL TRUST I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ________ (the "Holder") is the registered owner of ________ Preferred Securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the _____% Cumulative Trust Preferred Securities (liquidation amount $25.00 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement dated as of July __, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Preferred Securities as set forth in the Trust Agreement. Capitalized terms used but not defined herein shall have the meaning given them in the Trust Agreement. The Depositor will provide a copy of the Trust Agreement, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

                  Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and to the benefits of the Preferred Securities Guarantee to the extent provided therein.

                  IN WITNESS WHEREOF, an Administrative Trustee on behalf of the Trust has executed this certificate this _____ day of July, 1998.


                               EBI CAPITAL TRUST I


                               By:
                                  --------------------------------
                                  Name:  C. Jere Sechler, Jr.
                                  Administrative Trustee

                  PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Preferred Securities referred to in the within-mentioned Trust Agreement.

Dated:  July ___, 1998.

                                               SUNTRUST BANK, ATLANTA,
                                               as Property Trustee


                                               By:
                                                  --------------------------
                                                  Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

                  Distributions payable on each Preferred Security will be fixed at a rate per annum of ____% (the "Coupon Rate") of the liquidation amount of $25.00 per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarterly period will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

                  Distributions on the Preferred Securities will be cumulative,

will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from ____________, 1998, and will be payable quarterly in arrears, on the last day of March, June, September and December of each year, commencing on September 30, 1998, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full quarterly period for which interest is computed, the number of days elapsed in such period, based on 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Depositor has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 20 consecutive quarterly periods (each an "Extension Period"), provided that no Extension Period shall extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 20 consecutive quarterly periods or extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any

Extension Period and the payment of all amounts then due, the Depositor may commence a new Extension Period, subject to the above requirements.

                  Subject to the prior obtaining of any regulatory approval then required and to certain other conditions set forth in the Trust Agreement and the Indenture, the Property Trustee may, at the direction of the Depositor, at any time liquidate the Trust and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Trust or, simultaneous with any redemption of the Debentures, cause a Like Amount of the Preferred Securities to be redeemed by the Trust.

                  The Preferred Securities shall be redeemable as provided in the Trust Agreement.

                              ---------------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)


and irrevocably appoints
________________________________________________________________________________
________________________________________________________________________________
___________________________________________________________________________agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.



Date:
     -----------------------


Signature
         -----------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)


Signature Guarantee*:
                      ----------------------------------------------------------



--------------------------
* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.